Exhibit 3.1

SECOND AMENDED AND RESTATED
BYLAWS OF BENSON HILL, INC.
(Effective as of August 8, 2023)
ARTICLE I
CORPORATE OFFICES
Section 1.1    Registered Office. The registered office of Benson Hill, Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation. References in these bylaws to the certificate of incorporation, as the same shall be amended and/or restated from time to time (the “Certificate”), shall include the terms of any certificate of designations of any series of preferred stock.
Section 1.2    Other Offices. The Corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1    Time and Place of Meetings. Meetings of stockholders shall be held at any time and place, within or without the State of Delaware, designated by the Board. In the absence of any such designation, stockholders’ meetings shall be held at the Corporation’s principal executive office.
Section 2.2    Annual Meeting. The annual meeting of stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as shall be designated from time to time by the Board and stated in the Corporation’s notice of the meeting. At the annual meeting, directors shall be elected and any other business properly brought before the meeting may be transacted. For purposes of this Article II, the 2021 annual meeting of the stockholders shall be deemed to have been held on September 28, 2021.
Section 2.3    Special Meeting.
(i)    A special meeting of the stockholders, other than those required by statute, may be called at any time only in the manner provided in the Certificate. The Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
(ii)The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been set forth in the notice of such meeting. Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board may be held.
Section 2.4    Advance Notice Procedures.
(i)    Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) or proxy materials with respect to such meeting, (B) by or at the direction of the Board (or any authorized committee thereof), or (C) by a stockholder of the Corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(i) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the procedures set forth in this Section 2.4(i). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations) (the “1934 Act”), and included in the notice of meeting given by or at the direction of the Board, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.
(a)    For business to be properly brought before an annual meeting by a stockholder pursuant to clause Section 2.4(i)(C) above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the 90th day nor earlier than the 120th day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be received by the Secretary of the Corporation not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which a Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.
(b)    To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class or series and number of shares of the Corporation that are held of record or are beneficially owned, directly or indirectly, by the stockholder or any Stockholder Associated Person and any Derivative Instruments (as defined below) held or beneficially owned, directly or indirectly, by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or a Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (6) any rights to dividends on the shares of the Corporation beneficially owned by the stockholder or a Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (7) any performance-related fees (other than asset-based fees) that the stockholder or a Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (8) any material interest of the stockholder or a Stockholder Associated Person in such business and (9) a statement whether such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (9), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary of the Corporation must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) through (7) above as of the record date for notice of the meeting. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii). For purposes of this Section 2.4, a “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation or otherwise.
(c)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(i) and, if applicable, Section 2.4(ii) and that certain Investor Rights Agreement, dated as of September 29, 2021 (the “Investor Rights Agreement”), by and among the Corporation and certain stockholders of the Corporation. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions prescribed by these bylaws, and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.
(ii)    Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) and the Investor Rights Agreement shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the Board shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board, (B) by a stockholder of the Corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.4(ii) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.4(ii) or (C) pursuant to the Investor Rights Agreement. In addition to any other applicable requirements, except as otherwise set forth in the Investor Rights Agreement, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
(a)    To comply with clause (B) of Section 2.4(ii) above, except as provided in the Investor Rights Agreement, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with Section 2.4(i)(a).
(b)    To be in proper written form, such stockholder’s notice to the Secretary must set forth:
(1)    as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of the Corporation that are held of record or are beneficially owned, directly or indirectly, by the nominee and any Derivative Instruments held or beneficially held of record or are beneficially owned, directly or indirectly, by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) any proxy, contract, arrangement, understanding or relationship pursuant to which the nominee has a right to vote any shares of any security of the Corporation, (F) any rights to dividends on the shares of the Corporation beneficially owned by the nominee that are separated or separable from the underlying shares of the Corporation, (G) any performance-related fees (other than asset-based fees) that the nominee is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (H) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (I) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders and (J) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in any proxy statement and any associated proxy card, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and
(2)    as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (7) of Section 2.4(i)(b) above, and the supplement referenced in the second sentence of Section 2.4(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), (B) a statement whether such stockholder or Stockholder Associated Person will (a) deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s), (b) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19, and (c) a certification of representation that such nominating stockholder has complied with and/or will comply with the requirements of Rule 14a-19 (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”), and (C) reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the 1934 Act, upon request by the Corporation, if such shareholder or beneficial owner provides notice pursuant to Rule 14a-19(b) under the 1934 Act, such shareholder or beneficial owner shall deliver to the corporation, no later than five business days prior to the applicable meeting.
(c)    At the request of the Board, any person nominated by a stockholder for election or re-election as a director must furnish to the Secretary of the

Corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, (2) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five business days of such written request), (3) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the Corporation under applicable laws, securities exchange rules or regulations, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (4) such information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.4(ii); and
(d)    Except as otherwise provided in the Investor Rights Agreement, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws or Rule 14a-19, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded. Notwithstanding anything to the contrary herein, unless otherwise required by law, if any stockholder or beneficial owner, if any, on whose behalf a nomination is made (i) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or such beneficial owner has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation and counted for the purposes of determining quorum (which proxies and votes shall be disregarded). Any votes or proxies in favor of any disregarded nominations or proposed business, including without limitation proxies or votes disregarded pursuant to paragraph (ii)(d) of this Section 2.4, shall be treated as abstentions, notwithstanding that such votes or proxies may have been received by the Corporation and counted for the purposes of determining quorum.
(iii)    Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of:
(a)    a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act; or
(b)    the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

Section 2.5    Notice of Stockholders’ Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the General Corporation Law of the State of the Delaware (the “DGCL”), the Certificate or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
Section 2.6    Quorum. The holders of a majority of the aggregate voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as otherwise required by the DGCL, the Certificate or these bylaws. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum (as to such class or series) entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the Certificate or these bylaws. Abstentions and non-votes by brokers are counted as present for purposes of determining a quorum.
If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the holders of a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
Section 2.7    Adjourned Meeting; Notice. When a meeting is adjourned to another time and/or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or a new record date for stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 2.8    Conduct of Business. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. The chairperson of any meeting of stockholders shall be designated by the Board; in the absence of such designation, the Chairman of the Board, if any, the Chief Executive Officer (in the absence of the chairperson) or the President (in the absence of the Chairman of the Board and the Chief Executive Officer), or in their absence any other executive officer of the Corporation, shall serve as chairperson of the stockholder meeting.
Section 2.9    Voting.
(i)    Voting Rights. Except as may be otherwise provided by law, the Certificate or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights.
(ii)    Vote Required. Except as otherwise required by law, the Certificate or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the Certificate or these bylaws, the vote required for election of a director by the stockholders at a meeting of stockholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor or against the election of a nominee at a meeting of stockholders. In a contested election, the directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of stock entitled to vote in such election. For purposes of Section 2.9(ii), (i) a “contested election” means that as of the record date for the meeting at which the election is held, there are more nominees for election than positions on the Board of Directors and (ii) a “majority of the votes cast” means that the number of votes cast in favor of the election of a director exceeds the number of votes cast against the election of that director.
(iii)Abstentions and Broker Non-Votes. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter will not be treated as a vote cast. A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.
Section 2.10    No Stockholder Action by Written Consent Without a Meeting. Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
Section 2.11    Record Dates.
(i)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting.
(ii)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 2.12    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission permitted by law, which results in a writing from such stockholder or by his or her attorney and delivered to the Secretary of the meeting. A stockholder directly or indirectly soliciting proxies for other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.
Section 2.13    List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the Corporation’s principal place of business.
ARTICLE III
DIRECTORS
Section 3.1    Board Power. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided in the DGCL or the Certificate.
Section 3.2    Board Size. The Board shall consist of no less than five members and no more than 15 members, each of whom shall be a natural person. The number of directors shall be determined from time to time solely by resolution of the Board in accordance with the provisions of the Certificate. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
Section 3.3    Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal from office. Directors need not be stockholders unless so required by the Certificate or these bylaws. The Certificate or these bylaws may prescribe other qualifications for directors.
Section 3.4    Removal of Directors. Any director may be removed from office by the stockholders of the Corporation only for cause by the affirmative vote of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 3.5    Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective.
Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders of the Corporation and until his or her successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal from office.
Section 3.6    Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 3.7    Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
Section 3.8    Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the authorized number of directors, at such times and places as he or she or they shall designate. Notice of special meetings of the Board shall be given to each director at least 48 hours before the date of the meeting in such manner as is determined by the Board.
Section 3.9    Quorum; Voting. At all meetings of the Board, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate or these bylaws.
Section 3.10    Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.
Section 3.11    Fees and Compensation of Directors. Unless otherwise restricted by the Certificate or these bylaws, the Board shall have the authority to fix the compensation of directors.

ARTICLE IV
COMMITTEES
Section 4.1    Committees of Directors. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.
Section 4.2    Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
Section 4.3    Meetings and Action of Committees.
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(i)    Section 3.6 (place of meetings and meetings by telephone);
(ii)Section 3.7 (regular meetings);
(iii)    Section 3.8 (special meetings; notice);
(iv)    Section 3.9 (quorum; voting);
(v)    Section 3.10 (action without a meeting); and
(vi)    Section 7.5 (waiver of notice) with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:
(I)    the time of regular meetings of committees may be determined by resolution of the committee; and
(II)    special meetings of committees may also be called by resolution of the committee.
The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.
Section 4.4    Subcommittees. Unless otherwise provided under applicable law, or in the Certificate, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V
OFFICERS
Section 5.1    Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice President or Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable; provided, however, that there shall always be (i) a Chairman of the Board, a President or a Vice President and (ii) a Treasurer, a Secretary, an Assistant Treasurer or an Assistant Secretary.
Section 5.2    Appointment of Officers. The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Article V for the regular election to such office.
Section 5.3    Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.
Section 5.4    Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written or electronic notice to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
Section 5.5    Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board as provided in Section 5.2 and 5.3.
Section 5.6    Representation of Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
Section 5.7    Authority and Duties of Officers. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.
Section 5.8    The Chairman of the Board. The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board. The Chairman of the Board shall preside at meetings of the stockholders and of the Board.
Section 5.9    The Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the Corporation customarily and usually associated with the position of Chief Executive Officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. If at any time the office of the Chairman and Vice Chairman of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board unless otherwise determined by the Board.
Section 5.10    The President. The President shall have, subject to the supervision, direction and control of the Board, the general powers and duties of supervision, direction and management of the affairs and business of the Corporation customarily and usually associated with the position of President. The President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chairman of the Board or the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer unless otherwise determined by the Board.
Section 5.11    The Chief Operating Officer. The Chief Operating Officer of the Corporation shall have, subject to the supervision, direction and control of the Board, the Chairman of the Board, the Chief Executive Officer and the President, general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Operating Officer shall have such other powers and perform such duties as may from time be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President.
Section 5.12    The Vice Presidents and Assistant Vice Presidents. Each Vice President and Assistant Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President.
Section 5.13    The Secretary and Assistant Secretaries.
(i)    The Secretary shall attend meetings of the Board and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The Secretary shall have all such further powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President.
(ii)    Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the

Assistant secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.
Section 5.14    The Chief Financial Officer, the Treasurer and Assistant Treasurers.
(i)    The Chief Financial Officer shall be responsible for maintaining the Corporation’s accounting records and statements, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall also maintain adequate records of all assets, liabilities and transactions of the Corporation and shall assure that adequate audits thereof are currently and regularly made. The Chief Financial Officer shall have all such further powers and perform all such further duties as are customarily and usually associated with the position of Chief Financial Officer, or as may from time to time be assigned to him or her by the Board, the Chairman, the Chief Executive Officer or the President. Unless a Treasurer has been appointed separately in accordance with these bylaws, the Chief Financial Officer shall also perform the duties of Treasurer prescribed in paragraph (ii) below.
(ii)    The Treasurer shall have custody of the Corporation’s funds and securities, shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by any duly authorized officer of the Corporation, and shall have such further powers and perform such further duties as may from time to time be assigned to him or her by the Board, the Chief Executive Officer, or the President.
(iii)    Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.
ARTICLE VI
STOCK
Section 6.1    Stock Certificates; Uncertificated Shares. The shares of the Corporation may be represented by certificated or uncertificated shares, as determined by the Corporation in accordance with applicable law. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.
Section 6.2    Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 151(f), 156, 202(a) or 218(a) of the DGCL, or with respect to this Section 6.2, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
Section 6.3    Lost, Stolen or Destroyed Certificates. Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 6.4    Dividends. The Board, subject to any restrictions contained in the Certificate or applicable law, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the Certificate.
Section 6.5    Transfer of Stock. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer; provided, however, that such succession, assignment or authority to transfer is not prohibited by the Certificate, these bylaws, applicable law or contract.
Section 6.6    Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
Section 6.7    Registered Stockholders. The Corporation:
(i)    shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;
(ii)    shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and (iii)    shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
MANNER OF GIVING NOTICE AND WAIVER
Section 7.1    Notice of Stockholders’ Meetings. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 7.2    Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:
(i)    the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and
(ii)    such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.
However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
Any notice given pursuant to the preceding paragraph shall be deemed given:
(i)    if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(ii)    if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;
(iii)    if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv)    if by any other form of electronic transmission, when directed to the stockholder.
An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 7.3    Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.
Section 7.4    Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given under the DGCL, the Certificate or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
Section 7.5    Waiver of Notice. Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the Certificate or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.
ARTICLE VIII
INDEMNIFICATION
Section 8.1    Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VIII, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether civil, criminal, administrative, legislative, investigative or other nature and including any and all appeals (collectively, each a “Proceeding”) (other than an action by or in the right of the Corporation to procure a judgement in its favor) by reason of the fact that such person is or was a director or officer of the Corporation, or while a director of the Corporation or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability and loss suffered and expenses, including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, damages, claims, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 8.2    Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article VIII, the Corporation shall indemnity, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all liability and loss suffered and expenses, including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, damages, claims, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 8.3    Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith to the extent not already advanced pursuant to Section 8.5.
Section 8.4    Indemnification of Others. Subject to the other provisions of this Article VIII, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the board of determines.
Section 8.5    Advanced Payment of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation, and expenses (including attorneys’ fees) incurred by the Corporation’s employees and agents in defending any Proceeding shall be paid by the Corporation, in advance of the final disposition of such Proceeding upon receipt of a written request therefor and an undertaking, by or on behalf of the person, to repay such amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such person is not entitled to be indemnified under this Article VIII or the DGCL. The right to advancement of expenses shall not apply if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that officer, director, employee or agent, as applicable, acted in bad faith or in a manner that such person did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the officer, director, employee or agent, as applicable.
Section 8.6    Limitation on Indemnification. Subject to the requirements in Section 8.3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):
(i)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(ii)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(iii)    for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(iv)    initiated by such person (and not by way of defense), unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 8.6 or (d) otherwise required by applicable law; or
(v)if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 8.7    Determination; Claim. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 8.8    Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.
Section 8.9    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.
Section 8.10    Survival. Notwithstanding anything to the contrary, the rights to indemnification and advancement of expenses conferred by this Article VIII shall be contract rights and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 8.11    Effect Of Repeal Or Modification. Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.
Section 8.12    Certain Definitions. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
ARTICLE IX
GENERAL MATTERS
Section 9.1    Execution of Corporate Contracts and Instruments. Except as otherwise provided by law, the Certificate or these bylaws, the Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 9.2    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.
Section 9.3    Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
Section 9.4    Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.
ARTICLE X
AMENDMENTS
The Board is expressly authorized to adopt, alter, amend or repeal these bylaws. The affirmative vote of at least a majority of Board then in office shall be required in order for the Board to adopt, amend, alter or repeal these bylaws. Prior to September 29, 2024 (the “Sunset Date”), the bylaws may also be adopted, amended or repealed by the affirmative vote of at least 66-2/3 percent of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote upon such adoption, amendment or repeal, voting as a single class. On or after the Sunset Date, the bylaws may also be adopted, amended or repealed by the affirmative vote of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote upon such adoption, amendment or repeal, voting as a single class.